EXHIBIT 10.105

November 8, 2002

Congress Financial Corporation

1133 Avenue of the Americas

New York, New York 10036

                Re:          Twenty-Fifth Amendment to Financing Agreements (this “Amendment”)

Ladies and Gentlemen:

Reference is made to the Accounts Financing Agreement [Security Agreement] between Congress Financial Corporation (“Congress”) and I.C. Isaacs & Company L.P. (“Borrower”) dated as of June 16, 1992, as amended (the “Accounts Agreement”), the Covenant Supplement to Accounts Financing Agreement [Security Agreement] between Congress and Borrower, dated June 16, 1992, as amended (the “Covenant Supplement”), the letter re Inventory Loans, dated December 31, 1994 by and between Congress and Borrower, as amended (the “Inventory Loan Letter”), the Inventory and Equipment Security Agreement Supplement to the Accounts Financing Agreement [Security Agreement], between Congress and Borrower, dated as of June 16, 1992, as amended (the “Inventory and Equipment Agreement”), the Trade Financing Agreement Supplement to the Accounts Financing Agreement [Security Agreement], between Congress and Borrower, dated as of June 16, 1992, as amended (the “Trade Financing Agreement Supplement”) and all supplements thereto, and all other agreements, documents and instruments related thereto and executed and/or delivered in connection therewith (collectively, all of the foregoing, including this Amendment, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Financing Agreements”).  Capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Financing Agreements.

Based on Borrower’s financial statements for the fiscal periods ending September 30, 2002 and October 31, 2002, Borrower has failed to comply with the working capital and net worth covenants set forth in the Financing Agreements as of such dates, and Borrower has requested that Congress waive Borrower’s compliance therewith through such dates.

Borrower has also requested certain modifications to the Financing Agreements, and Congress is willing to agree to such modifications, subject to the terms and conditions set forth herein.

In consideration of the foregoing, and the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

1.                    Net Worth Covenant.

(a)           Subject to the terms and conditions contained herein Congress hereby waives any Events of Default that have occurred under Section 8.1(a) of the Accounts Agreement arising as a result of the failure of Borrower to maintain Net Worth in the amount required under Section 4.13 of the Covenant Supplement for the months ending September 30, 2002 and October 31, 2002.

(b)           Effective as of November 1, 2002, Section 4.13 of the Covenant Supplement is hereby deleted in its entirety and replaced with the following:

“4.13       Net Worth.  Borrower shall, at all times, maintain a Net Worth of not less than $6,000,000.”

2.                   Working Capital Covenant.

(a)            Subject to the terms and conditions contained herein, Congress hereby waives any Events of Default that have occurred under Section 8.1(a) of the Accounts Agreement arising as a result of the failure of Borrower to maintain Working Capital in the amount required under Section 4.14 of the Covenant Supplement for the months ending September 30, 2002 and October 3 1, 2002.

(b)           Effective as of November 1, 2002, Section 4.14 of the Covenant Supplement is hereby deleted in its entirety and replaced with the following:

“4.14       Working Capital.  Borrower shall, at all times, maintain Working Capital of not less than $10,000,000.”

3.             Representations, Warranties and Covenants.  In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Congress pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

(a)           This Amendment and each other agreement or instrument to be executed and delivered by Borrower hereunder have been duly authorized, executed and delivered by all necessary action on the part of Borrower and, if necessary, the limited partners of Borrower and/or the stockholders of the I.C. Isaacs & Company, Inc., and is in full force and effect as of the date hereof and the agreements and obligations of Borrower contained herein and therein constitute legal, valid and binding obligations of Borrower enforceable against it in accordance with their terms.

(b)             All of the representations and warranties set forth in the Accounts Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(c)             As of the date hereof, and after giving effect to the provisions of this Amendment, no Event of Default, and no condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing.

4.             Conditions Precedent.  The effectiveness of the waiver and amendments to the Financing Agreements provided for herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Congress:

(a)             after giving effect to the waivers and amendments set forth herein, no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default; and

(b)             Congress shall have received, in form and substance satisfactory to Congress, an original of this Amendment, duly authorized, executed and delivered by Borrower.

5.                                       Effect of this Amendment.

(a)           Congress has not waived and is not by this Amendment waiving, and has no intention of waiving, any other Event of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, whether the same or similar to the Events of Default described in Section 1(a) and Section 2(a) hereof or otherwise, other than the Events of Default described in Section 1(a) and Section 2(a) hereof.  Congress reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Financing Agreements, applicable law or otherwise as a result of any other Events of Default that may have occurred before the date hereof, or are continuing on the date hereof, or any Event of Default that may occur after the date hereof whether the same or similar to the Events of Default described in Sections 1(a) and 2(a) hereof or otherwise, including any Event of Default pursuant to the failure of Borrower to comply with Section 4.13 or Section 4.14 of Covenant Supplement at any time after October 31, 2002.

(b)             Except as expressly provided herein, no other waivers, consents or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all the parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

6.             Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

7.             Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws or other rules of law that would result in the application of the law of any jurisdiction other than the State of New York).

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8.             Counterparts.  This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.  This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

Very truly yours,

I.C. ISAACS & COMPANY L.P.

		By:	I.C. Isaacs & Company, Inc., general partner
		By:	/s/ Eugene C. Wielepski
		Title:	V P

AGREED AND ACCEPTED:

CONGRESS FINANCIAL CORPORATION

By:	/s/ Tom Martin

Title:	Vice President